UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2009
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-31579 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.
On December 9, 2009, Doral Financial Corporation (the “Company”) announced the results of its offer to exchange (the “Exchange Offer”) a number of properly tendered and accepted shares of its 4.75% Perpetual Cumulative Convertible Preferred Stock (“Convertible Preferred Stock”) for newly issued shares of its common stock, par value $0.01 per share (the “Common Stock”), on the terms and subject to the conditions described in the Registration Statement on Form S-4 (File No. 333-161546) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, the related prospectus, dated November 20, 2009 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”). In addition, the Company was seeking the consent of holders of shares of the Convertible Preferred Stock to amend certain provisions of the certificate of designation of the Convertible Preferred Stock (the “Convertible Preferred Stock Amendment”).
On December 14, 2009, the Company settled the Exchange Offer. The Company issued 4,300,303 shares of Common Stock in exchange for 208,854 shares of Convertible Preferred Stock. Overall, $52,213,500 million liquidation amount of the Company’s Convertible Preferred Stock were validly tendered, not withdrawn and exchanged upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal. After settlement of the Exchange Offer, 872,160 shares of Convertible Preferred Stock will remain outstanding.
In addition, the affirmative written consent of 644,499 shares of Convertible Preferred Stock (60% of the outstanding Convertible Preferred Stock) was received in connection with the Convertible Preferred Stock Amendment, which amount is below the required affirmative written consent of two-thirds of the outstanding shares of Convertible Preferred Stock needed to approve the Convertible Preferred Stock Amendment. This result will maintain the requirement that, in the event all accumulated and unpaid dividends on the shares of Convertible Preferred Stock and the Company’s noncumulative preferred stock have not been declared and paid in full, the Company may redeem, repurchase or otherwise acquire for consideration Convertible Preferred Stock and the Company’s noncumulative preferred stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Convertible Preferred Stock and the Company’s noncumulative preferred stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: December 14, 2009	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel